UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2018

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Asset-Based Lending Facility

On October 11, 2018 (the “Closing Date”), Williams Industrial Services Group Inc. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”), by and among the Company and certain of its wholly-owned U.S. subsidiaries, each as a borrower (collectively, the “Borrowers”), MidCap Financial Trust (“MidCap”), as agent and as a lender, and other lenders from time to time that may be added as a party thereto (collectively, the “Lenders”), pursuant to which the Lenders have made an asset-based loan facility available to the Borrowers (the “ABL Facility”).

The ABL Facility consists of a secured asset-based revolving line of credit of up to the lesser of $15.0 million and a customary borrowing base formula. As part of the ABL Facility, the Company may access letters of credit in an amount up to $6.0 million.

Maturity

The ABL Facility will mature on the third anniversary of the Closing Date.

Interest Rate

Borrowings under the ABL Facility bear interest at the London interbank offered rate (“LIBOR”), plus 6.0%, subject to a minimum LIBOR rate of 1.0%, and are payable in cash on a monthly basis.

Security

The Borrowers’ obligations are secured by first priority liens on substantially all of the Borrowers’ assets, other than the Excluded Collateral (as defined in the Credit Agreement), subject to the terms of an intercreditor agreement, dated as of the Closing Date (the “Intercreditor Agreement”), entered into by Centre Lane Partners Master Credit Fund II, L.P. (“CLP Fund II”), an affiliate of Centre Lane Partners, LLC, and MidCap, as ABL Agent, and to which the Borrowers consented. The Intercreditor Agreement was entered into as required by the Credit Agreement and  the Company’s term loan credit agreement, dated September 18, 2018, with CLP Fund II, as Administrative Agent and Collateral Agent, and as a lender, and the other lenders party thereto from time to time (the “Term Loan Credit Agreement”), pursuant to which a term loan was made available to the Company (the “Term Loan”). The first priority liens previously granted by the Company and certain of its wholly-owned subsidiaries in favor of CLP Fund II, as Administrative Agent, in connection with the Term Loan Credit Agreement are also subject to the Intercreditor Agreement, which, among other things, specifies the relative lien priorities of the secured parties under each of the Credit Agreement and the Term Loan Credit Agreement in the relevant collateral. It contains customary provisions regarding, among other things, the rights of the respective secured parties to take enforcement actions against the collateral and certain limitations on amending the documentation governing each of the ABL Facility and the Term Loan. It additionally provides secured parties under each of the ABL Facility and the Term Loan the option, in certain instances, to purchase all outstanding obligations of the Borrowers under the other respective loan.

Prepayment

If at any time the amount outstanding under the ABL Facility exceeds the borrowing base in effect at such time, the Borrowers must repay the excess amount in cash, cash collateralize liabilities under letters of credit, or cause the cancellation of outstanding letters of credit (or any combination of the foregoing), in an aggregate amount equal to such excess. Borrowers are also required to repay certain amounts outstanding under the ABL Facility upon the occurrence of certain events involving the assets upon which the borrowing base is calculated, including receipt of payments or proceeds from Borrowers’ accounts receivable, certain casualty proceeds in excess of $25,000, and receipt of proceeds following certain asset dispositions.

The Borrowers also have certain reimbursement obligations in the event of payments by the agent or a lender against draws under outstanding letters of credit.

In addition, the Company may from time to time voluntarily prepay outstanding amounts under the ABL Facility, in whole or in part, in a minimum amount of $100,000.

Fees

The Borrowers paid an origination fee to MidCap on the Closing Date in the amount of $225,000.  The Borrowers also must pay a customary unused line fee equal to 0.5% per annum of the average unused portion of the commitments under the ABL Facility, certain other customary fees related to MidCap’s administration of the ABL Facility and a minimum balance fee.  A prepayment fee is payable to the Lenders in the event the Lenders’ funding obligations under the ABL Facility are terminated (by reason of an event of default or otherwise) 90 days or more prior to the maturity date. Such fee, if any, will be in an amount equal to the aggregate commitment under the ABL Facility at the time of termination, multiplied by 2.0% in the first year following the Closing Date, 1.5% in the second year, and 1.0% in the first nine months of the third year.

While any letter of credit is outstanding under the ABL Facility, the Borrowers must pay a letter of credit fee at a rate per annum equal to 6.0%, in addition to any other customary fees required by the issuer of the letter of credit.

Representations, Warranties, and Covenants

The Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants. The Credit Agreement contains covenants that may, among other things, limit the Company’s ability to incur additional debt, incur liens, make investments, engage in mergers, dispositions, or sale-leasebacks, engage in new lines of business or certain transactions with affiliates, and change accounting policies or fiscal year.

The Credit Agreement also requires the Company to regularly provide financial information to the Lenders. The Company must also maintain a fixed charge coverage ratio, a total leverage ratio, minimum consolidated adjusted EBITDA and minimum liquidity.

Events of Default

Events of default under the Credit Agreement include, but are not limited to, failure to timely pay any amounts due and owing, a breach of certain covenants or any representations or warranties, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, certain events related to ERISA matters, impairment of security interests in collateral or invalidity of guarantees or security documents, and a default or event of default under the Company’s Term Loan financing documents or the Intercreditor Agreement.

If an event of default occurs, the Lenders may, among other things, declare all borrowings under the ABL Facility to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the other Financing Documents (as defined in the Credit Agreement).

Use of Proceeds

The Borrowers will use the proceeds for working capital purposes and to repay transaction fees and expenses incurred in connection with entering into the Credit Agreement.

The Company expects to include the Credit Agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01                                           Other Events.

On October 11, 2018, the Company issued a press release relating to the matters described in this report, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2018

Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel & Secretary